DigiPath, Inc., Completes Management Restructuring with Three Senior Appointments

LAS VEGAS, Aug. 25, 2014 -- DigiPath, Inc. (OTCBB and OTCQB: DIGP), a digital pathology solution provider that is rapidly expanding into cannabis testing and other services to the cannabis industry, announced three top-level appointments today, completing its management restructuring plan.

Joe Tanner has been appointed president and CEO and will continue as executive chairman of the board of DigiPath, Inc. Todd Denkin has been named senior vice president and chief marketing officer. And Justin Lee has been promoted to vice president of corporate development.

“This new management structure, which has been in the works for several months, is good news for customers, investors, and other stakeholders,” said Tanner. “It enables us to move the company along the right trajectory quickly and nimbly.”

Joe Tanner

Over the last thirty years, Joe Tanner has helped launch and build successful startups that specialize in electronic medical hardware, consumer products, and software technology. Tanner has routinely overseen technical responsibilities such as R&D, design, manufacturing, logistics, regulatory compliance and quality control.

Tanner possesses more than twenty-five years of CEO and COO leadership experience at firms whose stock was traded on the New York, NASDAQ, and Toronto stock exchanges. Numerous public and private firms have charged him with P&L accountability for up to $180 million in top-line revenue.

Steve Barbee—who has served as interim CEO of DigiPath, Inc., since May 2014—will remain president of DigiPath Corp., a wholly owned subsidiary of DigiPath, Inc., that creates and markets digital pathology solutions.

Todd Denkin

Todd Denkin is now senior vice president and chief marketing officer of DigiPath, Inc. He will also be appointed to president of DigiPath’s wholly owned multimedia cannabis news business unit, The National Marijuana News Corp. (“TNM News Corp.”), upon its formation.

A thirty-year veteran of the TV and film industry, Denkin has held essential positions at top entertainment companies like Dick Clark Productions, Barris/Guber/Peters, Chris Bearde Productions, Nickelodeon Network, Disney/MGM Studios, and Time Warner. In 2009, Denkin began focusing on the emerging medical cannabis market, where he has become an industry-acknowledged expert in growing marijuana and navigating the industry.

Justin Lee

Justin Lee, previously DigiPath’s director of business development, has been promoted to vice president of corporate development of DigiPath, Inc. Lee is the former CFO and operations manager of 710Labs, a Boulder, Colorado, cannabis company that processed cannabis concentrates for more than fifty dispensaries. Lee also served as CFO for Greenest Green LLC of Boulder, Colorado, where he managed accounting, bookkeeping, human resources, retail operations, sales, banking, financials, and audits.

About DigiPath, Inc.

DigiPath, Inc., develops and markets accurate and affordable human and animal digital pathology solutions. The company is rapidly expanding into the botanical, nutraceutical, and cannabis industries with industry-leading testing, education, and training services.

For more information, go to www.digipath.com and www.digipath.biz.

Information about Forward-Looking Statements

This press release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “might,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in the Company’s filings with the United States Securities and Exchange Commission. An example of such forward looking statements in this press release includes statements regarding the Company developing and completing new products and revenue growth. For a more detailed description of the risk factors and uncertainties affecting DigiPath, please refer to the Company’s recent Securities and Exchange Commission filings, which are available at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

DigiPath, Inc.

Investor Relations

888-552-4440

IR@digipath.com